UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2005

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Clarendon Street, Boston, Massachusetts		02116
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 425-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04                                       Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On May 12, 2005, the last reported sale price of the Common Stock of CRA International, Inc. (“CRA”) was greater than $50.00 per share for the twentieth day in the thirty consecutive trading day period ending on the last day of CRA’s second fiscal quarter ended May 13, 2005.  Accordingly, pursuant to Section 15.01(a) of the Indenture dated June 21, 2004 between CRA and U.S. Bank National Association governing CRA’s 2.875% convertible senior subordinated debentures due 2034 (the “Debentures”), the Debentures will be convertible during CRA’s third fiscal quarter ending September 2, 2005.  On December 14, 2004, pursuant to Section 15.02(i) of the Indenture, CRA had irrevocably elected to settle with cash 100% of the principal amount of the Debentures ($90,000,000) upon conversion thereof.  CRA maintains the right to satisfy any conversion obligation to the extent it exceeds the principal amount of the Debentures converted in shares of CRA common stock (or cash in lieu of fractional shares).

A copy of the press release, dated May 12, 2005, announcing the satisfaction of the market price conversion trigger is filed herewith as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01                                       Financial Statements and Exhibits.

(c)                                  The following exhibit is filed with this report:

Exhibit Number	Description
99.1	Press Release dated May 12, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

By:	/s/ J. Phillip Cooper
J. Phillip Cooper
Executive Vice President, Chief Financial Officer, and Treasurer

Date:  May 16, 2005

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated May 12, 2005.